EXHIBIT 10.14

          SECOND AMENDMENT made as of the 27th day of January, 2000 to the Employment Agreement dated as of July 28, 1997 and amended September 1, 1998 by and between Golden Books Publishing Company, Inc. with its principal United States office at 888 Seventh Avenue, New York, New York 10106 (the "Company"), and Mr. Richard K. Collins, residing at 41 Georgian Road, Morristown, New Jersey 07960 (the "Executive").

                              W I T N E S S E T H:

          WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and

          WHEREAS, the Company and the Executive desire to amend the Employment Agreement; and

          WHEREAS, the Company desires to assign the Employment Agreement to Golden Books Family Entertainment, Inc. ("GBFEI") and GBFEI desires to assume the Employment Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. The Company hereby assigns the Employment Agreement to GBFEI and GBFEI hereby assumes the Employment Agreement.

          2. The Employment Agreement is amended effective as of the date hereof as follows:

               a. All references in the Employment Agreement to the Company shall be deemed to refer to Golden Books Family Entertainment, Inc. and not Golden Books Publishing Company.

               b. Section 1 of the Employment Agreement is amended in its entirety to read as follows:

               "The Company hereby agrees to employ the Executive, and the Executive hereby agrees to continue with the employ of the Company, commencing on the Effective Date and continuing through and including December 31, 2002, unless terminated earlier in accordance with Section 4 below."


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               c. Section 2(a) of the Employment Agreement is amended in its entirety to read as follows:

               "The Executive shall serve as the Company's Executive Vice President and Chief Operating Officer with such duties, responsibilities and authority in such capacities as shall be consistent therewith. The Executive shall report to the Chairman and Chief Executive Officer of the Company. The Executive shall be based in New York, New York."

               d. Section 3(a) of the Employment Agreement is amended by the deletion of the first sentence and the addition of the following sentence in lieu thereof:

               "(a) BASE SALARY. During the Employment Term, the Executive shall receive an annual base salary ("Annual Base Salary") of $350,000 for each year of the term."

               e. Section 3(b) of the Employment Agreement is amended in its entirety to read as follows:

               "(b) ANNUAL BONUS. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Term, an annual bonus (the "Annual Bonus") pursuant to the Company's Executive Officer Bonus Plan or a replacement thereof (the "Annual Plan") under one or more of the criteria prescribed in the Annual Plan and approved by the Compensation Committee of the Board of Directors, which bonus shall be pro rated for any fiscal year during which the Executive is employed for less than 12 months. The Executive shall have a target annual bonus of 100% of his Annual Base Salary (the "Target Bonus"), subject to attainment of the performance goals set forth in the Annual Plan. The Executive waives any right to receive a pro rated Target Award under Section 15 of the Executive Office Bonus Plan upon a "change of control," as defined therein, so long as he shall be employed on the last day of the fiscal year and be entitled to an Annual Bonus at the levels specified herein on a non pro rated basis for the fiscal year of such "change of control" if the performance goals for such fiscal year are achieved. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. The parties acknowledge that the Annual Plan has been approved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board may award the Executive bonuses other than pursuant to the Annual Plan in its discretion."


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               f. Section 3(c) of the Employment Agreement is amended in its entirety to read as follows:

               "(c) STOCK OPTIONS. The Executive will be granted, as soon as administratively feasible, a stock option (the "Option") to purchase 1% of the Company's issued and outstanding common stock ("Common Stock") on a fully diluted basis (including all shares authorized, whether or not issued or covered by a grant, under any employee stock incentive plan and any warrants) pursuant to the Company's management incentive plan (the "Stock Option Plan") in accordance with the form of option agreement annexed as Exhibit A hereto ("Option Agreement"). The exercise price with respect to each share of Common Stock subject to the Option will be the "Fair Market Value" (as defined in the Stock Option Plan) of a share of Common Stock on the date of the grant. The Option will become exercisable as to one-third of the shares of Common Stock subject thereto on the first anniversary of the date of grant, as to an additional one-third of such shares on the second anniversary of the date of grant, and as to the remaining one-third of such shares on the third anniversary of the date of grant, provided the Executive has been continuously employed through each applicable vesting date. Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Change in Control (as such term is defined in Section 4(f) below, without regard to clause (iv) of Section 4(f)(A) and clause
               (ii)(b) of Section 4(f)(C)) during the Employment Term, the Option shall become fully and immediately exercisable. The Option will have a term of seven years (the "Option Term"). Upon the termination of Executive's employment:

               (1) by reason of death, the Option shall become fully and immediately exercisable and the Executive's estate may exercise the Option until the earlier of one year following the Executive's death or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable;

               (2) by reason of Disability (as such term is defined in Section 4(a) below), the Option shall become fully and immediately exercisable and the Executive (or, following his death, his estate) may exercise the Option until the earlier of one year following the Date of Termination (as such term is defined in Section 4(e) below) or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable;

               (3) by the Company for Cause (as such term is defined in Section 4(a) below), the Option shall terminate and no longer be exercisable effective on the Executive's Date of Termination;


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               (4) by the Executive without Good Reason (as such term is defined in Section 4(b) below), the Option, to the extent exercisable on the Date of Termination, shall remain exercisable by the Executive (or, following his death, his estate) until the earlier of 90 days following such date or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable; or

               (5) by the Company without Cause or by the Executive with Good Reason, the entire Option shall become fully and immediately exercisable and the Executive may exercise the Option until the earlier of one year following the Executive's Date of Termination or the end of the Option Term, following which time the Option shall terminate and be no longer exercisable.

               The Executive shall be entitled to participate in other Company stock option grants or other equity plans or programs, if any, in which senior executives of the Company are eligible to participate on a basis generally commensurate with his position as may be determined by the Compensation Committee.

               The Executive will be entitled to pay the exercise price of the Option with shares of Common Stock previously acquired by the Executive and may elect to have any withholding taxes required to be withheld as a result of the exercise of the Option taken out of Common Stock issuable to the Executive as a result of such exercise.

               Other than as stated above, the Option will be governed by the terms and conditions of the Company's Stock Option Plan and the Option Agreement thereunder."

               g. Section 4(a) of the Employment Agreement is amended by the addition of the parenthetical "("Disability")" following "business days", at the end of that section.

               h. Section 4(b)(iv) of the Agreement is amended by replacing the period at the end of that section with "; or" and a new Section 4(b)(v) is added to read as follows:

               "(v) the Company's termination of the Executive's employment for any reason other than Cause, within two years following a "Change of Control" (as defined in Section 4(f) of this Agreement)."

               i. A new Section 4(f) to the Employment Agreement is added to read as follows:


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               "(f) DEFINITION OF CHANGE OF CONTROL. For the purpose of this
               Agreement, a "Change of Control" shall mean:

                    (A) ____ The acquisition by any individual, entity or group
               (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% of more (on a fully diluted basis) of either (i) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i) , the following acquisitions shall not constitute a Change of Control;
               (i) any acquisition by the Company or any "affiliate" of the Company, within the meaning of 17 C.F.R. ss.230.405 (an "Affiliate"), (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses
               (i), (ii) and (iii) of paragraph (C) of this Subsection (f), or
               (iv) any acquisition by the Executive, or by a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that includes the Executive;

                    (B) ____ Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent thereto whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                    (C) ____ Consummation of a reorganization, merger or
               consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the


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               Outstanding Company Common Stock and Outstanding Company Voting
               Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and
               (ii) no Person (excluding (a) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (b) any entity in which the Executive has an equity interest, or any Affiliate of such entity) beneficially owns, directly or indirectly, 35% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (D) Approval by the stockholders of the Company of a
               complete liquidation or dissolution of the Company."

               j. Section 5(a) of the Agreement is replaced in its entirety to read as follows:

                    (i) ____ the Company shall pay to the Executive the
               aggregate of the following amounts:

                         A. ______ the sum of (1) the Executive's Annual Base
               Salary through the Date of Termination to the extent not theretofore paid, and (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described


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               in clauses (1) and (2) shall be hereinafter referred to as the
               "Accrued Obligations"). All Accrued Obligations shall be paid in a lump sum in cash within 30 days of the Date of Termination; and

                         B. ______ the Executive's Annual Base Salary as set
               forth in Section 3(a) for the year in which the Date of Termination falls, to be paid either (1) in a lump sum, if approved by the Board, 30 days after the Date of Termination, or
               (2) as salary continuation for a period of one year following the Date of Termination, except that, in the event of a termination described in Section 4(b)(v) herein, the Executive shall be paid two times his Annual Base Salary in a lump sum or as a two-year salary continuation. The Executive shall have no duty or obligation to mitigate, and such salary continuation payments will continue even in the event the Executive becomes reemployed by another employer.

                    (ii) ____ all stock options, restricted stock and other stock-based compensation shall become exercisable or vested pursuant to Section 3(c)(5) herein;

                    (iii) for one year after the Executive's Date of Termination (or for two years in the event of a termination described in Section 4(b)(v) herein), the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(e) of this Agreement if the Executive's employment had not been terminated, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the corresponding medical and other welfare benefits described herein shall be terminated. Those welfare benefits not offered by the new employer shall continue until termination of the above described one or two year period. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the later of two years after the Date of Termination or the end of the Employment Term and to have retired on the last day of such period;

                    (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided to the Executive or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, to the extent payment of any such amounts or benefits are not already provided for under this Agreement (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").


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     The Executive shall have the right to approve, such approval not be unreasonably withheld, any written announcement, if any, of the termination of the Executive's employment with the Company.

               k. Section 10(a) of the Employment Agreement is amended in its entirety to read as follows:

               "(a) On or before June 1, 2002, the Company and the Executive agree to meet to discuss each others intentions with respect to Executive's employment with the Company after the termination of this Agreement; provided, however, that this paragraph shall create no duty or obligation on behalf of either the Company or the Executive with respect to such discussion."

               l. Section 11(b) of the Employment Agreement is amended in its entirety to read as follows:

               "(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    IF TO THE EXECUTIVE:

                    Mr. Richard K. Collins
                    41 Georgian Road
                    Morristown, NJ  07960

                    IF TO THE COMPANY:

                    Golden Books Family Entertainment, Inc.
                    888 Seventh Avenue
                    New York, New York 10106
                    Attention: Chief Administrative Officer

               or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee."

          3. ____________________ As amended by the Second Amendment, the Employment Agreement shall remain in full force and effect.


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          IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officers and the Executive has hereunto set his hand as of the date first above written.


                                    GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.


                                    By: ________________________________________


                                    GOLDEN BOOKS PUBLISHING COMPANY, INC.


                                    By: ________________________________________


                                        ________________________________________
                                        Richard K. Collins